Exhibit (a)(1)(W)
STOCK OPTION CONFIRMING MEMORANDUM
GRANT OF NON-QUALIFIED STOCK OPTION
Private & Confidential (Addressee Only)
Employee Name
Division:
Location:
We are pleased to advise you that you have been granted an option to purchase _____ shares of Analog Devices, Inc. Common Stock on the terms and conditions set forth below (the “Option”). The grant of this Option reflects Analog’s confidence in your commitment and contributions to the success and continued growth of Analog Devices, Inc. (the “Company”).
          GRANT OF OPTION: This memorandum confirms that, subject to the terms and conditions of the Analog Devices, Inc. 2006 Stock Incentive Plan (the “Plan”), the Company has granted to you (the “Optionee”), effective on the Date of Grant set forth below, an option to purchase shares of the Company’s Common Stock (the “Option Shares”) as follows:

Date of Grant:	September ____, 2009
Number of Option Shares encompassed by the Option:	Determined Based on Exchange Ratio
Option Exercise Price Per Option Share:	Closing Market Price on Grant Date
ALL TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.
          EXERCISE OF OPTION: The Option is exercisable as detailed on the election form.
The right of exercise is cumulative, so that if the Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all Option Shares not so purchased at any time during any subsequent period prior to the expiration or termination of the Option.
          TERM OF OPTION; TERMINATION OF EMPLOYMENT:
1.	The term of the Option is ten (10) years after the Date of Grant, subject, however, to the early termination provisions set forth herein.

2.	Except as otherwise provided herein, the Option shall be exercisable by the Optionee (or his/her successor in interest) following the termination of the Optionee’s employment only to the extent that the Option was exercisable on or prior to the date of such termination.

3.	The Option shall terminate on the date the Optionee voluntarily terminates employment with the Company or one of its subsidiaries (except on retirement as provided below), but any portion of the Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.

4.	The Option shall terminate on the date the Optionee’s employment with the Company or one of its subsidiaries is terminated by the Company or one of its subsidiaries for “Cause”, and any portion of the Option which is then exercisable shall forthwith cease to be exercisable. “Cause” for this purpose means unsatisfactory job performance (as determined by the Company), willful misconduct, fraud, gross negligence, disobedience or dishonesty.

5.	Upon the death of the Optionee while he/she is an employee of the Company or one of its subsidiaries, the Option shall become exercisable in full on the date of death and shall continue to be exercisable (by the Optionee’s successor in interest) over the remaining term of the Option.

6.	Upon the retirement of the Optionee, any portion of the Option which is not exercisable as of the date of retirement shall become exercisable on the date or dates (over the remaining term of the Option) when it would have become exercisable if the Optionee had not retired. “Retirement” for this purpose means (i) retirement on attaining the general pension age for the occupation or the Company or (ii) retirement with public or Company old-age pension. Notwithstanding the foregoing, if applicable law permits at the time of retirement, the Stock Option shall terminate on the date of the Optionee’s retirement, but any portion of the Stock Option which is exercisable on the date of retirement shall continue to be exercisable for a period of three (3) months following the date of retirement.

7.	If the employment of the Optionee terminates due to disability (as determined by the Company), any portion of the

Option which is not exercisable as of the date of disability shall become exercisable on the date or dates (over the remaining term of the Option) that it otherwise would have become exercisable if the Optionee’s employment had not been terminated due to disability. Any portion of the Option that is exercisable upon disability prior to giving effect to this provision shall continue to be exercisable over the remaining term of the Option.

8.	In the case of any other termination of the Optionee’s employment with the Company or one of its subsidiaries, any portion of the Option which is not exercisable as of the date of termination of employment shall become exercisable on the date or dates (over the remaining term of the Option) that it would have become exercisable if the Optionee’s employment had not been terminated pursuant to this provision. Notwithstanding the foregoing, if applicable law permits at the time of termination, the Option shall terminate on the date the Optionee’s employment is terminated, but any portion of the Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.
As used herein, the terms “employment” and “employee” shall mean and include any one of the following relationships with the Company or one of its subsidiaries: director, employee, consultant or advisor.
          PAYMENT OF PURCHASE PRICE: The following payment methods may be used to purchase Option Shares:
1.	A cashless exercise in a manner described in the Plan.

2.	Cash or check payable to the Company.

3.	Delivery by the Optionee of shares of Common Stock of the Company that have been owned by the Optionee for at least six months and subject to such other terms and conditions contained in the Plan.

4.	Any combination of the above methods.
          NON-TRANSFERABILITY OF OPTION: Except as provided by will or the laws of descent and distribution, this Option is personal and no rights granted hereunder shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process.
          ADJUSTMENT: This Option is subject to adjustment (including with respect to vesting of the Option) upon certain changes in the Company’s common stock and certain other events, including a Change in Control Event or a Reorganization Event, as provided in Section 11 of the Plan.
          WITHHOLDING TAXES: As a condition to the issuance of shares upon exercise of the Option, the Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to satisfy federal, state and local withholding tax requirements.
A copy of the Plan prospectus is available on the Company’s Intranet at www.analog.com/employee (from Signals home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column). If you are unable to access this information via the Intranet, ADI’s or your regional stock plan administrator can provide you with copies.

Ray Stata	Jerald G. Fishman
Chairman of the Board	President & Chief Executive Officer

17. august 2009
2006 Stock Incentive Plan: Danish Acceptance Agreement
Afdeling:
Arbejdssted: Herlev, Denmark
Kære medarbejder/Dear Employee,
Vedr. Tildeling af Aktieoptioner — Tillæg til Deres ansættelseskontrakt mellem Dem og Analog Devices ApS, Smedeholm 10, 1. th., DK-2730 Herlev.
Re. Granting of Stock Option — Addendum to your employment agreement with Analog Devices ApS, Smedeholm 10, 1. th., DK-2730 Herlev.
Undertegnede skal herved i henhold til § 3 i lov af 5. maj 2004 nr. 309 om brug af køberet eller tegningsret til aktier mv. i ansættelsesforhold meddele Dem følgende vedrørende de tildelte Aktieoptioner:
In accordance with Danish law (section 3 of Act of 5 May 2004 no. 309 regarding use of purchase options or warrants for shares etc. in employment relationships), the undersigned hereby informs you as follows regarding the Stock Option awarded to you:
1.	Aktieoptionen er tildelt den 28. september 2009.

The Stock Option was granted to you on September 28, 2009.

2.	De er blevet tildelt Aktieoptioner i forbindelse med Deres ansættelse i Analog Devices ApS (“Selskabet”) og som en følge af, at Selskabet er datterselskab af Analog Devices, Inc. Det præciseres i den forbindelse, at tildelingen ikke på nogen måde berettiger Dem til hverken helt eller delvist at modtage fremtidige tildelinger, idet sådanne tildelinger i hvert enkelt tilfælde beror på et skøn som foretages af bestyrelsen for Analog Devices, Inc. (eller af en komite nedsat til formålet eller en af Analog Devices, Inc. udpeget fuldmægtig). De tildelte Aktieoptioner optjenes med 1/5 den 28. september 2010, 28. september 2011, 28. september 2012, 28. september 2013 og 28. september 2014 (“Optjeningsdatoer”) betinget af, at De da er ansat i Selskabet, Analog Devices, Inc., i et af dette selskabs datterselskaber eller som specificeret i pkt. 5 i dette tillæg og i Stock Option Confirming Memorandum, hvilket De har modtaget, og hvilket er vedlagt dette tillæg i kopi.

You have been granted the Stock Option in connection with your employment in Analog Devices ApS (the “Company”) and because the Company is a subsidiary of Analog Devices, Inc. It is specifically noted that this grant does not in any way confer a right for you to be granted stock options in the future since such future grants in each case will be determined by the Board of Directors of Analog Devices, Inc. (or a committee thereof or an authorized executive officer of Analog Devices, Inc.). The Stock Option granted to you will vest in five equal installments on September 28, 2010, September 28, 2011, September 28, 2012, September 28, 2013 and September 28, 2014 (the “Vesting Dates”) provided that you are then employed by the Company or Analog Devices, Inc. or one of its subsidiaries, or as otherwise specified in item 5 of this addendum and in the Confirming Memorandum which you received and of which a copy is attached hereto.

3.	Når en Optjeningsdato er nået, kan De udnytte den andel af de tildelte Aktieoptioner, som da kan udnyttes, jf. nedenfor, og erhverve det maksimale antal aktier i Analog Devices, Inc. (“Aktier”) ved at rette henvendelse til Analog Devices, Inc. som beskrevet i Confirming Memorandum. Deres udnyttelsesret gælder indtil 28. september 2019, medmindre retten udløber tidligere som forudsat i pkt. 5 i dette tillæg og i Confirming Memorandum (“Optionsperioden”).

Once a Vesting Date has occurred, you may exercise that portion of your Stock Option which has become exercisable, as set out below, and purchase up to the maximum number of shares in Analog Devices, Inc. (“Option Shares”) by giving notice to Analog Devices, Inc. in the manner set forth in the Confirming Memorandum. Your Stock Option will remain exercisable until September 28, 2019, unless sooner terminated as provided in item 5 of this Addendum and in the Confirming Memorandum (the “Term of the Option”).

Aktieoptionerne kan udnyttes som følger:	Antal Aktier
28. september 2010 eller derefter men inden 28. september 2011	200
28. september 2011 eller derefter men inden 28. september 2012	400
28. september 2012 eller derefter men inden 28. september 2013	600
28. september 2013 eller derefter men inden 28. september 2014	800
28. september 2014 eller derefter men inden 17. august 2019	1.000

The Stock Option is exercisable as follows:	Number of Option Shares
On or after September 28, 2010, but prior to September 28, 2011	200
On or after September 28, 2011, but prior to September 28, 2012	400
On or after September 28, 2012, but prior to September 28, 2013	600
On or after September 28, 2013, but prior to September 28, 2014	800
On or after September 28, 2014, but prior to August 17, 2019	1,000
Udnyttelsesretten er kumulativ, således at hvis Aktieoptionen ikke udnyttes med det maksimalt tilladte i enhver periode, kan den udnyttes helt eller delvist for alle Aktier, der ikke er købt på ethvert tidspunkt i enhver efterfølgende periode inden udløb eller ophør af Aktieoptionen.
The right of exercise is cumulative, so that if the Stock Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all Option Shares not so purchased at any time during any subsequent period prior to the expiry or termination of the Stock Option.
4.	Udnyttelseskursen er $9.99 for hver Aktie. Hvis De udnytter Deres tildelte Aktieoptioner, skal De betale en pris pr. Aktie svarende til udnyttelseskursen og afregne denne ved betaling på en af følgende måder:
(i)	udnyttelse uden betaling af kontanter som beskrevet i 2006 Stock Incentive Plan of Analog Devices, Inc.,

(ii)	kontant betaling eller betaling ved check i USD til Analog Devices, Inc.,

(iii)	ved indlevering af egne aktier i Analog Devices, Inc., som De har ejet i mindst 6 måneder, til Analog Devices, Inc. og i henhold til de øvrige i 2006 Stock Incentive Plan of Analog Devices, Inc. anførte betingelser,

(iv)	eller ved en kombination af de ovennævnte punkter.
The exercise price per Option Share is $9.99. If you exercise your Stock Option, the price per Option Share shall be equivalent to the exercise price and may be settled by using any of the following payment methods:
(i)	a “cashless exercise” in the manner described in the 2006 Stock Incentive Plan of Analog Devices, Inc.;

(ii)	cash or check in United States dollars payable to Analog Devices, Inc.;

(iii)	delivery to Analog Devices, Inc. of shares of common stock of Analog Devices, Inc. which you have owned for at least six months and subject to such other terms and conditions contained in the 2006 Stock Incentive Plan of Analog Devices, Inc.; or

(iv)	any combination of the above methods.
5.	Medmindre andet er anført heri, kan Aktieoptionen kun udnyttes af Dem (eller Deres arvtager) efter ophør af Deres ansættelse, hvis Aktieoptionen kunne udnyttes på eller inden datoen for sådant ophør.

Except as otherwise provided herein, the Stock Option shall be exercisable by you (or your successor in interest) following the termination of your employment only to the extent that the Stock Option was exercisable on or prior to the date of such termination.

Aktieoptionen ophører på den dato, hvor De frivilligt fratræder Deres stilling hos Selskabet eller et af dettes datterselskaber (bortset fra ved pensionering som anført nedenfor), men enhver af de Aktieoptioner, som kan udnyttes på datoen for sådan fratrædelse, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.

The Stock Option shall terminate on the date you voluntarily terminate your employment with the Company or one of its subsidiaries (except on retirement as provided below), but any portion of the Stock Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.

Aktieoptionen ophører på den dato, hvor Deres ansættelse i Selskabet eller et af dettes datterselskaber opsiges af Selskabet på grund af “Årsager”, og enhver Aktieoption, som på det tidspunkt kan udnyttes, kan ikke længere udnyttes. “Årsager” betyder i denne sammenhæng utilfredsstillende arbejdspræstation (som bestemt af Selskabet), forsætlig misbrug af stilling, bedrageri, grov forsømmelse, ulydighed eller uærlighed.

The Stock Option shall terminate on the date your employment with the Company or one of its subsidiaries is terminated by the Company for “Cause”, and any portion of the Stock Option which is then exercisable shall forthwith cease to be exercisable. “Cause” for this purpose means unsatisfactory job performance (as determined by the Company), wilful misconduct, fraud, gross negligence, disobedience or dishonesty.

I tilfælde af Deres død mens De er ansat i Selskabet eller et af dettes datterselskaber, kan Aktieoptionen udnyttes fuldt ud på dødsdatoen og skal fortsat kunne udnyttes (af Deres arvtager) i den resterende Optionsperiode.

Upon your death while you are an employee of the Company or one of its subsidiaries, the Stock Option shall become exercisable in full on the date of death and shall continue to be exercisable (by your successor in interest) over the remaining Term of the Option.

Ved Deres pensionering, skal enhver af de Aktieoptioner, som ikke kan udnyttes på tidspunktet for pensioneringen, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ville kunne udnyttes, hvis De ikke var blevet pensioneret. “Pensionering” betyder i denne sammenhæng Deres fratræden, (i) fordi De når den alder, der gælder for tilbagetrækning fra det pågældende erhverv eller Selskabet, eller (ii) fordi De kan oppebære folkepension eller alderspension fra Selskabet. Uanset ovenstående og hvis det er tilladt i henhold til gældende lov på tidspunktet for pensioneringen, skal Aktieoptionen ophøre på datoen for Deres pensionering, men enhver af de Aktieoptioner, som kan udnyttes på datoen for pensioneringen, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.

Upon your retirement, any portion of the Stock Option which is not exercisable as of the date of retirement shall become exercisable on the date or dates (over the remaining Term of the Option) when it would have become exercisable if you had not retired. “Retirement” for this purpose means (i) retirement on attaining the general pension age for the occupation or the Company or (ii) retirement with public or Company old-age pension. Notwithstanding the foregoing, if applicable law permits at the time of retirement, the Stock Option shall terminate on the date you retire, but any portion of the Stock Option which is exercisable on the date of retirement shall continue to be exercisable for a period of three (3) months following the date of retirement.

Hvis Deres ansættelse ophører på grund af uarbejdsdygtighed (som bestemt af Selskabet), skal enhver af de Aktieoptioner, der ikke kan udnyttes på datoen for sådan uarbejdsdygtighed, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ellers ville kunne udnyttes, hvis Deres ansættelse ikke var blevet afsluttet på grund af uarbejdsdygtighed. Enhver Aktieoption, der kunne udnyttes ved ophør af ansættelsesforholdet på grund af uarbejdsdygtighed før denne bestemmelse fik virkning, skal fortsat kunne udnyttes i den resterende del af Optionsperioden.

If your employment terminates due to disability (as determined by the Company), any portion of the Stock Option which is not exercisable as of the date of disability shall become exercisable on the date or dates (over the remaining Term of the Option) that it otherwise would have been exercisable on if your employment had not been terminated due to disability. Any portion of the Stock Option that is exercisable upon disability prior to giving effect to this provision shall continue to be exercisable over the remaining Term of the Option.

I tilfælde af ethvert andet ophør af Deres ansættelse i Selskabet eller et af dettes datterselskaber skal enhver af de Aktieoptioner, som ikke kan udnyttes på tidspunktet for ansættelsesophøret, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ville kunne udnyttes, hvis Deres ansættelse ikke var ophørt i henhold til denne bestemmelse. Uanset ovenstående og hvis det er tilladt i henhold til gældende lov på tidspunktet for ansættelsesophør, skal Aktieoptionen ophøre på datoen for Deres ansættelsesophør, men enhver af de Aktieoptioner, som kan udnyttes på datoen for sådant ophør, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.

In case of any other termination of your employment with the Company or one of its subsidiaries, any portion of the Stock Option which is not exercisable as of the date of termination of employment shall become exercisable on the date or dates (over the remaining Term of the Option) when it would have become exercisable if your employment had not been terminated pursuant to this provision. Notwithstanding the foregoing, if applicable law permits at the time of termination, the Stock Option shall terminate on the date your employment is terminated, but any portion of the Stock Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.

6.	Det præciseres, at værdien af de tildelte Aktieoptioner er afhængig af værdien af Analog Devices, Inc.’s aktier, og at der ikke er nogen sikkerhed for, at de tildelte Aktieoptioner har nogen værdi, når disse udnyttes, da værdien afhænger af, om værdien af Aktierne på udnyttelsestidspunktet overstiger udnyttelsesprisen.

It is specifically noted that the value of the Stock Option is dependent on the value of the shares of Analog Devices, Inc. and that there is no assurance that the Stock Option will have any value when it becomes exercisable, since this depends on whether the value of the Option Shares at the time of exercise exceeds the exercise price of the Stock Option.

De opfordres til at søge rådgivning, herunder skatterådgivning, vedrørende Aktieoptionerne.

You are encouraged to seek advice, including tax advice, in relation to the Stock Option.
De bedes venligst underskrive og returnere vedlagte kopi af denne skrivelse, der sammen med det vedlagte Confirming Memorandum herefter vil være at betragte som et tillæg til Deres ansættelsesaftale, jf. lov om ansættelsesbeviser, § 4. Returnering bedes venligst ske til Stock Plan Administrator, Analog Devices, Inc., PO Box 9106, One Technology Way, Norwood, MA 02062 USA.
Please sign the enclosed copy of this document, which together with the Confirming Memorandum attached hereto will henceforth be considered as an Addendum to your Employment Agreement in accordance with the Danish Act on Employment Contracts, Section 4. Please return the signed copy to Stock Plan Administrator, Analog Devices, Inc., PO Box 9106, One Technology Way, Norwood, MA 02062 USA.
Med venlig hilsen/Sincerely yours
Analog Devices, Inc.
Jerald G. Fishman
Adm. Direktør og koncerndirektør
President & Chief Executive Officer
Ovenstående tiltrædes
The above is accepted

[underskrift/signature]
Vedlagt: Confirming Memorandum
Attachment: Confirming Memorandum

STOCK OPTION CONFIRMING MEMORANDUM
GRANT OF NON-QUALIFIED STOCK OPTION
Private & Confidential (Addressee Only)
Employee Name
Division:
Location:
We are pleased to advise you that you have been granted an option to purchase 1,000 shares of Analog Devices, Inc. Common Stock on the terms and conditions set forth below (the “Option”). The grant of this Option reflects Analog’s confidence in your commitment and contributions to the success and continued growth of Analog Devices, Inc. (the “Company”).
          GRANT OF OPTION: This memorandum confirms that, subject to the terms and conditions of the Analog Devices, Inc. 2006 Stock Incentive Plan (the “Plan”), the Company has granted to you (the “Optionee”), effective on the Date of Grant set forth below, an option to purchase shares of the Company’s Common Stock (the “Option Shares”) as follows:

Date of Grant:	September 28th, 2009
Number of Option Shares encompassed by the Option:	Determined Based on Exchange Ratio
Option Exercise Price Per Option Share:	Closing Market Price on Grant Date
ALL TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.
          EXERCISE OF OPTION: The Option is exercisable as detailed on the election form.
The right of exercise is cumulative, so that if the Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all Option Shares not so purchased at any time during any subsequent period prior to the expiration or termination of the Option.
          TERM OF OPTION; TERMINATION OF EMPLOYMENT:
1.	The term of the Option is ten (10) years after the Date of Grant, subject, however, to the early termination provisions set forth herein.

2.	Except as otherwise provided herein, the Option shall be exercisable by the Optionee (or his/her successor in interest) following the termination of the Optionee’s employment only to the extent that the Option was exercisable on or prior to the date of such termination.

3.	The Option shall terminate on the date the Optionee voluntarily terminates employment with the Company or one of its subsidiaries (except on retirement as provided below), but any portion of the Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.

4.	The Option shall terminate on the date the Optionee’s employment with the Company or one of its subsidiaries is terminated by the Company or one of its subsidiaries for “Cause”, and any portion of the Option which is then exercisable shall forthwith cease to be exercisable. “Cause” for this purpose means unsatisfactory job performance (as determined by the Company), willful misconduct, fraud, gross negligence, disobedience or dishonesty.

5.	Upon the death of the Optionee while he/she is an employee of the Company or one of its subsidiaries, the Option shall become exercisable in full on the date of death and shall continue to be exercisable (by the Optionee’s successor in interest) over the remaining term of the Option.

6.	Upon the retirement of the Optionee, any portion of the Option which is not exercisable as of the date of retirement shall become exercisable on the date or dates (over the remaining term of the Option) when it would have become exercisable if the Optionee had not retired. “Retirement” for this purpose means (i) retirement on attaining the general pension age for the occupation or the Company or (ii) retirement with public or Company old-age pension. Notwithstanding the foregoing, if applicable law permits at the time of retirement, the Stock Option shall terminate on the date of the Optionee’s retirement, but any portion of the Stock Option which is exercisable on the date of retirement shall continue to be exercisable for a period of three (3) months following the date of retirement.

7.	If the employment of the Optionee terminates due to disability (as determined by the Company), any portion of the

Option which is not exercisable as of the date of disability shall become exercisable on the date or dates (over the remaining term of the Option) that it otherwise would have become exercisable if the Optionee’s employment had not been terminated due to disability. Any portion of the Option that is exercisable upon disability prior to giving effect to this provision shall continue to be exercisable over the remaining term of the Option.

8.	In the case of any other termination of the Optionee’s employment with the Company or one of its subsidiaries, any portion of the Option which is not exercisable as of the date of termination of employment shall become exercisable on the date or dates (over the remaining term of the Option) that it would have become exercisable if the Optionee’s employment had not been terminated pursuant to this provision. Notwithstanding the foregoing, if applicable law permits at the time of termination, the Option shall terminate on the date the Optionee’s employment is terminated, but any portion of the Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.
As used herein, the terms “employment” and “employee” shall mean and include any one of the following relationships with the Company or one of its subsidiaries: director, employee, consultant or advisor.
          PAYMENT OF PURCHASE PRICE: The following payment methods may be used to purchase Option Shares:
1.	A cashless exercise in a manner described in the Plan.

2.	Cash or check payable to the Company.

3.	Delivery by the Optionee of shares of Common Stock of the Company that have been owned by the Optionee for at least six months and subject to such other terms and conditions contained in the Plan.

4.	Any combination of the above methods.
          NON-TRANSFERABILITY OF OPTION: Except as provided by will or the laws of descent and distribution, this Option is personal and no rights granted hereunder shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process.
          ADJUSTMENT: This Option is subject to adjustment (including with respect to vesting of the Option) upon certain changes in the Company’s common stock and certain other events, including a Change in Control Event or a Reorganization Event, as provided in Section 11 of the Plan.
          WITHHOLDING TAXES: As a condition to the issuance of shares upon exercise of the Option, the Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, an amount sufficient to satisfy federal, state and local withholding tax requirements.
A copy of the Plan prospectus is available on the Company’s Intranet at www.analog.com/employee (from Signals home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column). If you are unable to access this information via the Intranet, ADI’s or your regional stock plan administrator can provide you with copies.

/s/ Ray Stata	/s/ Jerald G. Fishman
Ray Stata	Jerald G. Fishman
Chairman of the Board	President & Chief Executive Officer

17. august 2009
2006 Stock Incentive Plan: Danish Acceptance Agreement
Afdeling:
Arbejdssted: Allerod, Denmark
Kære medarbejder/Dear Employee,
Vedr. Tildeling af Aktieoptioner — Tillæg til Deres ansættelseskontrakt mellem Dem og AudioAsics A/S, Rormosevej, 2B, DK-3450 Allerød.
Re. Granting of Stock Option — Addendum to your employment agreement with AudioAsics A/S, Rormosevej, 2B, DK-3450 Allerod.
Undertegnede skal herved i henhold til § 3 i lov af 5. maj 2004 nr. 309 om brug af køberet eller tegningsret til aktier mv. i ansættelsesforhold meddele Dem følgende vedrørende de tildelte Aktieoptioner:
In accordance with Danish law (section 3 of Act of 5 May 2004 no. 309 regarding use of purchase options or warrants for shares etc. in employment relationships), the undersigned hereby informs you as follows regarding the Stock Option awarded to you:
1.	Aktieoptionen er tildelt den 28. september 2009.

The Stock Option was granted to you on September 28, 2009.

2.	De er blevet tildelt Aktieoptioner i forbindelse med Deres ansættelse i AudioAsics A/S (“Selskabet”) og som en følge af, at Selskabet er datterselskab af Analog Devices, Inc. Det præciseres i den forbindelse, at tildelingen ikke på nogen måde berettiger Dem til hverken helt eller delvist at modtage fremtidige tildelinger, idet sådanne tildelinger i hvert enkelt tilfælde beror på et skøn som foretages af bestyrelsen for Analog Devices, Inc. (eller af en komite nedsat til formålet eller en af Analog Devices, Inc. udpeget fuldmægtig). De tildelte Aktieoptioner optjenes med 1/5 den 28. september 2010, 28. september 2011, 28. september 2012, 28. september 2013 og 28. september 2014 (“Optjeningsdatoer”) betinget af, at De da er ansat i Selskabet, Analog Devices, Inc., i et af dette selskabs datterselskaber eller som specificeret i pkt. 5 i dette tillæg og i Stock Option Confirming Memorandum, hvilket De har modtaget, og hvilket er vedlagt dette tillæg i kopi.

You have been granted the Stock Option in connection with your employment in AudioAsics A/S (the “Company”) and because the Company is a subsidiary of Analog Devices, Inc. It is specifically noted that this grant does not in any way confer a right for you to be granted stock options in the future since such future grants in each case will be determined by the Board of Directors of Analog Devices, Inc. (or a committee thereof or an authorized executive officer of Analog Devices, Inc.). The Stock Option granted to you will vest in five equal installments on September 28, 2010, September 28, 2011, September 28, 2012, September 28, 2013 and September 28, 2014 (the “Vesting Dates”) provided that you are then employed by the Company or Analog Devices, Inc. or one of its subsidiaries, or as otherwise specified in item 5 of this addendum and in the Confirming Memorandum which you received and of which a copy is attached hereto.

3.	Når en Optjeningsdato er nået, kan De udnytte den andel af de tildelte Aktieoptioner, som da kan udnyttes, jf. nedenfor, og erhverve det maksimale antal aktier i Analog Devices, Inc. (“Aktier”) ved at rette henvendelse til Analog Devices, Inc. som beskrevet i Confirming Memorandum. Deres udnyttelsesret gælder indtil 28. september 2019, medmindre retten udløber tidligere som forudsat i pkt. 5 i dette tillæg og i Confirming Memorandum (“Optionsperioden”).

Once a Vesting Date has occurred, you may exercise that portion of your Stock Option which has become exercisable, as set out below, and purchase up to the maximum number of shares in Analog Devices, Inc. (“Option Shares”) by giving notice to Analog Devices, Inc. in the manner set forth in the Confirming Memorandum. Your Stock Option will remain exercisable until September 28, 2019, unless sooner terminated as provided in item 5 of this Addendum and in the Confirming Memorandum (the “Term of the Option”).

Aktieoptionerne kan udnyttes som følger:	Antal Aktier
28. september 2010 eller derefter men inden 28. september 2011	200
28. september 2011 eller derefter men inden 28. september 2012	400
28. september 2012 eller derefter men inden 28. september 2013	600
28. september 2013 eller derefter men inden 28. september 2014	800
28. september 2014 eller derefter men inden 17. august 2019	1.000

The Stock Option is exercisable as follows:	Number of Option Shares
On or after September 28, 2010, but prior to September 28, 2011	200
On or after September 28, 2011, but prior to September 28, 2012	400
On or after September 28, 2012, but prior to September 28, 2013	600
On or after September 28, 2013, but prior to September 28, 2014	800
On or after September 28, 2014, but prior to August 17, 2019	1,000
Udnyttelsesretten er kumulativ, således at hvis Aktieoptionen ikke udnyttes med det maksimalt tilladte i enhver periode, kan den udnyttes helt eller delvist for alle Aktier, der ikke er købt på ethvert tidspunkt i enhver efterfølgende periode inden udløb eller ophør af Aktieoptionen.
The right of exercise is cumulative, so that if the Stock Option is not exercised to the maximum extent permissible during any period, it is exercisable, in whole or in part, with respect to all Option Shares not so purchased at any time during any subsequent period prior to the expiry or termination of the Stock Option.
4.	Udnyttelseskursen er $9.99 for hver Aktie. Hvis De udnytter Deres tildelte Aktieoptioner, skal De betale en pris pr. Aktie svarende til udnyttelseskursen og afregne denne ved betaling på en af følgende måder:
(i)	udnyttelse uden betaling af kontanter som beskrevet i 2006 Stock Incentive Plan of Analog Devices, Inc.,

(ii)	kontant betaling eller betaling ved check i USD til Analog Devices, Inc.,

(iii)	ved indlevering af egne aktier i Analog Devices, Inc., som De har ejet i mindst 6 måneder, til Analog Devices, Inc. og i henhold til de øvrige i 2006 Stock Incentive Plan of Analog Devices, Inc. anførte betingelser,

(iv)	eller ved en kombination af de ovennævnte punkter.
The exercise price per Option Share is $9.99. If you exercise your Stock Option, the price per Option Share shall be equivalent to the exercise price and may be settled by using any of the following payment methods:
(i)	a “cashless exercise” in the manner described in the 2006 Stock Incentive Plan of Analog Devices, Inc.;

(ii)	cash or check in United States dollars payable to Analog Devices, Inc.;

(iii)	delivery to Analog Devices, Inc. of shares of common stock of Analog Devices, Inc. which you have owned for at least six months and subject to such other terms and conditions contained in the 2006 Stock Incentive Plan of Analog Devices, Inc.; or

(iv)	any combination of the above methods.
5.	Medmindre andet er anført heri, kan Aktieoptionen kun udnyttes af Dem (eller Deres arvtager) efter ophør af Deres ansættelse, hvis Aktieoptionen kunne udnyttes på eller inden datoen for sådant ophør.
Except as otherwise provided herein, the Stock Option shall be exercisable by you (or your successor in interest) following the termination of your employment only to the extent that the Stock Option was exercisable on or prior to the date of such termination.
Aktieoptionen ophører på den dato, hvor De frivilligt fratræder Deres stilling hos Selskabet eller et af dettes datterselskaber (bortset fra ved pensionering som anført nedenfor), men enhver af de Aktieoptioner, som kan udnyttes på datoen for sådan fratrædelse, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.
The Stock Option shall terminate on the date you voluntarily terminate your employment with the Company or one of its subsidiaries (except on retirement as provided below), but any portion of the Stock Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.
Aktieoptionen ophører på den dato, hvor Deres ansættelse i Selskabet eller et af dettes datterselskaber opsiges af Selskabet på grund af “Årsager”, og enhver Aktieoption, som på det tidspunkt kan udnyttes, kan ikke længere udnyttes. “Årsager” betyder i denne sammenhæng utilfredsstillende arbejdspræstation (som bestemt af Selskabet), forsætlig misbrug af stilling, bedrageri, grov forsømmelse, ulydighed eller uærlighed.
The Stock Option shall terminate on the date your employment with the Company or one of its subsidiaries is terminated by the Company for “Cause”, and any portion of the Stock Option which is then exercisable shall forthwith cease to be exercisable. “Cause” for this purpose means unsatisfactory job performance (as determined by the Company), wilful misconduct, fraud, gross negligence, disobedience or dishonesty.
I tilfælde af Deres død mens De er ansat i Selskabet eller et af dettes datterselskaber, kan Aktieoptionen udnyttes fuldt ud på dødsdatoen og skal fortsat kunne udnyttes (af Deres arvtager) i den resterende Optionsperiode.
Upon your death while you are an employee of the Company or one of its subsidiaries, the Stock Option shall become exercisable in full on the date of death and shall continue to be exercisable (by your successor in interest) over the remaining Term of the Option.
Ved Deres pensionering, skal enhver af de Aktieoptioner, som ikke kan udnyttes på tidspunktet for pensioneringen, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ville kunne udnyttes, hvis De ikke var blevet pensioneret. “Pensionering” betyder i denne sammenhæng Deres fratræden, (i) fordi De når den alder, der gælder for tilbagetrækning fra det pågældende erhverv eller Selskabet, eller (ii) fordi De kan oppebære folkepension eller alderspension fra Selskabet. Uanset ovenstående og hvis det er tilladt i henhold til gældende lov på tidspunktet for pensioneringen, skal Aktieoptionen ophøre på datoen for Deres pensionering, men enhver af de Aktieoptioner, som kan udnyttes på datoen for pensioneringen, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.
Upon your retirement, any portion of the Stock Option which is not exercisable as of the date of retirement shall become exercisable on the date or dates (over the remaining Term of the Option) when it would have become exercisable if you had not retired. “Retirement” for this purpose means (i) retirement on attaining the general pension age for the occupation or the Company or (ii) retirement with public or Company old-age pension. Notwithstanding the foregoing, if applicable law permits at the time of retirement, the Stock Option shall terminate on the date you retire, but any portion of the Stock Option which is exercisable on the date of retirement shall continue to be exercisable for a period of three (3) months following the date of retirement.
Hvis Deres ansættelse ophører på grund af uarbejdsdygtighed (som bestemt af Selskabet), skal enhver af de Aktieoptioner, der ikke kan udnyttes på datoen for sådan uarbejdsdygtighed, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ellers ville kunne udnyttes, hvis Deres ansættelse ikke var blevet afsluttet på grund af uarbejdsdygtighed. Enhver Aktieoption, der kunne udnyttes ved ophør af ansættelsesforholdet på grund af uarbejdsdygtighed før denne bestemmelse fik virkning, skal fortsat kunne udnyttes i den resterende del af Optionsperioden.
If your employment terminates due to disability (as determined by the Company), any portion of the Stock Option which is not exercisable as of the date of disability shall become exercisable on the date or dates (over the remaining Term of the Option) that it otherwise would have been exercisable on if your employment had not been terminated due to disability. Any portion of the Stock Option that is exercisable upon disability prior to giving effect to this provision shall continue to be exercisable over the remaining Term of the Option.
I tilfælde af ethvert andet ophør af Deres ansættelse i Selskabet eller et af dettes datterselskaber skal enhver af de Aktieoptioner, som ikke kan udnyttes på tidspunktet for ansættelsesophøret, kunne udnyttes på den eller de datoer (i den resterende del af Optionsperioden), hvor de ville kunne udnyttes, hvis Deres ansættelse ikke var ophørt i henhold til denne bestemmelse. Uanset ovenstående og hvis det er tilladt i henhold til gældende lov på tidspunktet for ansættelsesophør, skal Aktieoptionen ophøre på datoen for Deres ansættelsesophør, men enhver af de Aktieoptioner, som kan udnyttes på datoen for sådant ophør, skal fortsat kunne udnyttes i en periode på tre (3) måneder efter sådan fratrædelsesdato.
In case of any other termination of your employment with the Company or one of its subsidiaries, any portion of the Stock Option which is not exercisable as of the date of termination of employment shall become exercisable on the date or dates (over the remaining Term of the Option) when it would have become exercisable if your employment had not been terminated pursuant to this provision. Notwithstanding the foregoing, if applicable law permits at the time of termination, the Stock Option shall terminate on the date your employment is terminated, but any portion of the Stock Option which is exercisable on the date of such termination shall continue to be exercisable for a period of three (3) months following such termination date.
6.	Det præciseres, at værdien af de tildelte Aktieoptioner er afhængig af værdien af Analog Devices, Inc.’s aktier, og at der ikke er nogen sikkerhed for, at de tildelte Aktieoptioner har nogen værdi, når disse udnyttes, da værdien afhænger af, om værdien af Aktierne på udnyttelsestidspunktet overstiger udnyttelsesprisen.
It is specifically noted that the value of the Stock Option is dependent on the value of the shares of Analog Devices, Inc. and that there is no assurance that the Stock Option will have any value when it becomes exercisable, since this depends on whether the value of the Option Shares at the time of exercise exceeds the exercise price of the Stock Option.
De opfordres til at søge rådgivning, herunder skatterådgivning, vedrørende Aktieoptionerne.
You are encouraged to seek advice, including tax advice, in relation to the Stock Option.
De bedes venligst underskrive og returnere vedlagte kopi af denne skrivelse, der sammen med det vedlagte Confirming Memorandum herefter vil være at betragte som et tillæg til Deres ansættelsesaftale, jf. lov om ansættelsesbeviser, § 4. Returnering bedes venligst ske til Stock Plan Administrator, Analog Devices, Inc., PO Box 9106, One Technology Way, Norwood, MA 02062 USA.
Please sign the enclosed copy of this document, which together with the Confirming Memorandum attached hereto will henceforth be considered as an Addendum to your Employment Agreement in accordance with the Danish Act on Employment Contracts, Section 4. Please return the signed copy to Stock Plan Administrator, Analog Devices, Inc., PO Box 9106, One Technology Way, Norwood, MA 02062 USA.

Med venlig hilsen/Sincerely yours Analog Devices, Inc.
/s/ Jerald G. Fishman
Jerald G. Fishman
Adm. Direktør og koncerndirektør President & Chief Executive Officer

Ovenstående tiltrædes
The above is accepted

[underskrift/signature]
Vedlagt: Confirming Memorandum
Attachment: Confirming Memorandum